 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2022

Instadose Pharma Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-216292	81-3599639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 North Service Road., Suite 301

Burlington, ONtario, Canada L7L 6W6

(Address of Principal Executive Offices)

(Zip Code)

(905) 218 - 3593

(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Instadose Pharma Corp.

Form 8-K

Item 8.01 - Other Events

Instadose Pharma Corp. (the “Company”) wishes to provide a generalized update on its business structure as well as the refined business model and corporate organization of its sole asset, Instadose Pharma Corp., a British Columbia company (“Instadose Canada”). Also included is an updated summary of certain risk factors relating to the activities of Instadose Canada and, where applicable, the Company and the ownership of the Company’s securities.

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I. Executive Summary

The Company, a Nevada corporation, is a holding company maintaining oversight capacities over its wholly owned Canadian subsidiary, Instadose Canada.

Since 2019, Instadose Canada has been seeking to create the largest and broadest commercial cultivation, production, and global distribution platform ever established for premium quality outdoor-grown medicinal cannabis (the “Global Distribution Platform”). The purpose of the Global Distribution Platform is to fuel a new wholesale marketplace and large-scale supply chain capable of providing the world’s largest pharmaceutical industry companies (“Big Pharma”) with sustainable, consistent, diverse, and low-cost supplies of medicinal cannabis and its related derivatives, such dried flower and biomass (collectively, “Cultivated Products”), crude oil, distillate, and isolate (collectively, “Manufactured Products”), for use in bulk as an active pharmaceutical ingredient (an “API”).

Throughout the past nine months, Instadose Canada has been refining the Global Distribution Platform to restrict participation to assets, parties, and countries that enable Instadose Canada to: (i) maximize the economic returns associated with the increase in demand for Cultivated Products and Manufactured Products (collectively, “Medicinal Cannabis APIs”) containing high percentage concentrations of tetrahydrocannabinol (“THC”), the principal psychoactive constituent of cannabis and one of at least 113 total cannabinoids identified on the plant; (ii) meet the operational, infrastructure, product quality, testing, tracing, continuous monitoring, and quality assurance standards and demands of Big Pharma; (iii) maintain stability and consistency in its day-to-day business operations; and (iv) benefit from political and economic climates that are viewed upon more favorably by international banking institutions and the public markets (collectively, the “Refined Platform Strategy”). In line with this new strategy, Instadose Canada has made the decision to: (i) dissolve its previously disclosed subsidiary and joint venture in India where medicinal cannabis laws and regulations limit THC percentage concentration levels to less than 0.03%; (ii) temporarily limit use of its previously constructed production facility located in the Republic of North Macedonia (“North Macedonia”) to that of a trans-shipment distribution center for the legal import and export of Medicinal Cannabis APIs; and (iii) commence a thorough review of its joint venture partnership in The Democratic Republic of the Congo (the “DRC”) with The Maye International Group SARL (“TMIG”) to determine whether its continuation remains economically feasible and in line with the Refined Platform Strategy.

Today’s active Global Distribution Platform under the Refined Platform Strategy spans three (3) continents, including Africa, South America, and Europe. Within each continent, Instadose Canada has established operational subsidiaries, distributorships, and/or long-term joint venture partnerships in countries such as Malawi, the DRC, North Macedonia, Switzerland, Colombia, and the Argentine Republic (“Argentina”) with a focus on securing access to government‑issued licenses and permits to, among other things, grow, cultivate, collect, process, produce, import, export, and sell Medicinal Cannabis APIs containing only high percentage concentrations of THC.  Today, Instadose Canada’s business, as well as the businesses of each of the individual business units comprising the Global Distribution Platform, is organized, and structured in such a way as to minimize the Company’s risk and resulting consequences of non-compliance with, among other U.S. rules and regulations, The Controlled Substances Act.  Albeit presently inactive, Instadose Canada maintains additional subsidiaries, partnerships, and contractual supply agreements in countries such as Mexico, Portugal, Cameroon, St. Vincent, and Canada, with a view towards future expansion of the Global Distribution Platform.

II.  About the Company

As a holding company, the Company’s primary function is to oversee Instadose Canada’s management decisions in connection with Instadose Canada’s running of its day-to-day operations. Other functions of the Company include receiving those revenues generated by Instadose Canada, paying both Instadose Canada’s and the Company’s operating, capital expenditure, and working capital costs, as well as distribute funds to Company shareholders in the form of a special dividend or royalty payment, less any approved reserves for future expansion of the Global Distribution Platform.

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The following individuals have been members of the Company’s management and board of directors since December 31, 2021:

Management	Board of Directors
• Alex Wylie, interim Chairman, interim CEO, CFO(1)	• Alex Wylie
• Ann Barnes
• Peter Wirth

______________________

Notes:

(1)Grant F. Sanders served the Company as its Chairman and CEO from December 31, 2021 to January 14, 2022.

III. About Instadose Canada

Corporate Organization

Instadose Canada was incorporated under the BCBCA as Cannabec Medical Corp. on July 13, 2017 with an authorized share structure of 1,000 Class A common shares. On December 11, 2017, Cannabec Medical Corp. filed a Form 11 Notice of Alteration with B.C. Registrar of Companies amending the authorized share structure to an unlimited number of common shares without par value, special rights, or restrictions. A Notice of Articles was issued by Registry Services on the same date reflecting the amended share structure. On August 13, 2018, Cannabec Medical Corp. changed its corporate name to Excellence Health Group Inc. (“EHG”). On January 31, 2019, EHG entered into a share exchange agreement (the “Share Exchange”) with Grant F. Sanders and Instadose Canada. On February 5, 2019, EHG changed its corporate name to Instadose Pharma Corp. as contemplated by the Share Exchange. The Share Exchange was completed on February 8, 2019.

Today, the following individuals make up Instadose Canada’s management, board of directors, and advisory team:

Management	Board of Directors	Advisory Team
• Alex Wylie, CEO & CFO	• Alex Wylie	• William Deluce
• Loren S. Greenspoon, Chief Legal Officer	• Ann Barnes	• Sylwin Grinman
• Lawrence Acton, Chief Operating Officer	• Peter Wirth	• Lt. General (ret’d) Andrew Leslie
• Andrew Baukham, VP, Global Logistics		• Michael Gaouette
• Professor Hélyette Geman
• Major General Freddie Valenzuela
• Richard M. Wise

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The Share Exchange

Prior to completion of the Share Exchange, Mr. Sanders, a former officer, and director of the Company was actively engaged in seeking official authorization to cultivate medicinal cannabis in the DRC exclusively for medicinal and scientific purposes. Once secured, Instadose Canada would be granted exclusive rights to assist in monetizing these medicinal cannabis rights. Pursuant to the terms of the Share Exchange, EHG agreed to acquire all of the issued and outstanding common shares of Instadose Canada from Mr. Sanders in exchange for EHG common shares (the “EHG Shares”). Post-closing, EHG would carry on the business previously conducted by Instadose Canada. As a condition to completing the Share Exchange, EHG agreed to cancel certain EHG Shares following completion of the Share Exchange, as well as several outstanding stock options previously issued to EHG directors and officers.

Material Subsidiaries

Instadose Canada has the following material subsidiaries (the “Material Subsidiaries”):

(i)	Instadouz Farma Doo (“IDP Macedonia”)(1); and

(ii)	Instadose Pharma, LDA (“IDP Portugal”) (2).

The ownership structure of the Company with respect to Instadose Canada and its Material Subsidiaries is as follows:

______________________

Notes:

(1)IDP Macedonia is a North Macedonia company. Fifty percent (50%) ownership interest in IDP Macedonia is held by Instadose Canada.

(2)Ninety‑five percent (95%) ownership interest in IDP Portugal is held by Instadose Canada’s joint venture partner in Portugal and/or his personal corporation as trustee for Instadose Canada pursuant to the terms of a trust declaration dated March 4, 2021. IDP Portugal is presently inactive.

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IV. The Global Medicinal Cannabis Industry

Today’s global medicinal cannabis industry remains fractured as it struggles to define itself as a profitable and viable commercial business. The global production, sale, and distribution of Medicinal Cannabis APIs is monopolized by licensed producers with minimal participation to date from Big Pharma, who require large, sustainable, consistent, diverse, and low‑cost supplies of Medicinal Cannabis APIs to make entrance into the medicinal cannabis industry possible. Today’s licensed producers cannot meet the supply demands of Big Pharma due to several global challenges facing them. These challenges include the expensive cost of constructing and expanding indoor facilities, high labor costs and government taxation, inefficient production process limiting product output, and strict government regulation limiting production capacity. Notwithstanding the foregoing, the demand for Medicinal Cannabis APIs continues to grow at a rapid pace. This is especially true as the rise in the volume of critical trials and scientific studies on Medicinal Cannabis APIs continue to uncover new and greater benefits to product consumption. In Instadose Canada’s opinion, full participation in medicinal cannabis industry by Big Pharma will be required to satisfy the ever‑increasing global product demand, accelerate the volume of clinical trials and scientific studies aimed at uncovering new and greater benefits to Medicinal Cannabis API consumption, and unlock the market value potential of the medicinal cannabis industry predicted to reach US$ 84.0 Billion in market value by 20281. For this reason, Instadose Canada has been long committed to creating a Global Distribution Platform for Medicinal Cannabis APIs with a specific focus today on the growing, cultivation, collection, processing, production, import, export, and sale of high-quality Medicinal Cannabis APIs containing high percentage concentrations of THC.

V. The Global Distribution Platform

Instadose Canada is utilizing the Global Distribution Platform to create a new wholesale marketplace and large-scale supply chain capable of providing Big Pharma with sustainable, consistent, diverse, and low‑cost supplies of high-quality Medicinal Cannabis APIs. Today’s active Global Distribution Platform spans three (3) continents, including Africa, South America, and Europe. Within each continent, Instadose Canada has established operational subsidiaries, distributorships, and/or long-term joint venture partnerships in countries such as North Macedonia, Switzerland, the Czech Republic, Malawi, Colombia, the DRC, and Argentina with a refined focus on securing access to EU-GMP manufacturing facilities and government‑issued licenses and permits to, among other things, grow, cultivate, collect, process, produce, import, export, and sell Medicinal Cannabis APIs containing only high percentage concentrations of THC. Instadose Canada has organized the structure of the Global Distribution Platform in such a way as to, among other things, minimize the Company’s risk and resulting consequences of non-compliance with, among other U.S. rules and regulations, The Controlled Substances Act. Albeit presently inactive, Instadose Canada has also established additional subsidiaries, partnerships, contractual supply agreements, and purchase options in countries such as Portugal, Cameroon, Mexico, St. Vincent, and Canada, with a view towards future expansion of the Global Distribution Platform.

(1) The Composition of the Global Distribution Platform

In addition to the role served by Instadose Canada as creator and gatekeeper of the Global Distribution Platform, fueling the operation of the Global Distribution Platform are a collection of legal entities (each, a “Participant”) brought together by Instadose Canada for the purposes of: (i) medicinal cannabis cultivation (“Cultivation Participants”); (ii) cannabinoid oil and isolate production (“Production Participants”), and (iii) Medicinal Cannabis API sales and distribution (“Sales and Distribution Participants”).

______________________

(1)Grandview Research Inc. (March 2021) ‑ Legal Marijuana Market Worth $84.0 Billion by 2028 I CAGR 14.3% (https://www.grandviewresearch.com/press‑release/global‑legal‑marijuana‑market).

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(i)  Cultivation Participants

Cultivation Participants are responsible for growing, cultivating, collecting, drying, packaging, storing, transporting, and exporting medicinal cannabis to Production Participants. Today’s active Cultivation Participants are located in Malawi, the DRC, Colombia, and Argentina. All Cultivation Participants are required to operate in full compliance with the Guideline on Good Agricultural and Collection Practice (GACP) which provides general technical guidance on the cultivation, collection, trimming, and drying of medicinal plants (such as medicinal cannabis) for the sustainable production of herbal products classified as medicines (the “GACP Guidelines”). The GACP Guidelines were developed by the World Health Organization (WHO) in 2003 with the aim of improving the quality of medicinal plants being used in herbal medicines in the commercial markets. Among other things, the GACP Guidelines provide for a basis for homogenized national or regional standards for the cultivation and collection of medicinal plants and should therefore be viewed as an effective “working guideline” whose benefits are to reduce waste, ensure quality of raw material, and gain market credibility.

(ii) Production Participants

Production Participants are responsible for importing GACP certified medicinal cannabis from Cultivation Participants for insertion into a GMP supply chain for the production of Manufactured Products. In the context of medicinal cannabis production, this means that all stages in the pre- and post-harvest process (ie. the cultivation and collection of plants, trimming, and drying) will be subject to the GACP Guidelines whereas all stages in the manufacturing process (ie. the initial extraction, isolation and purification, and physical processing and bottling of cannabinoid oil) will be subject to the principles and guidelines of good manufacturing practices for medicinal products for human use (the “GMP Guidelines”). Today’s active Production Participants are located in North Macedonia, the Czech Republic, and Switzerland. The goal of the GMP Guidelines is to provide guidance regarding GMP for the manufacture of active substances under an appropriate system for managing quality. It is also intended to help ensure that active substances meet the requirements for quality and purity that they purport or are represented to possess. All Production Participants are required to operate in full compliance with the GMP Guidelines and be EU-GMP certified, an enhancement to GMP certification as is required for the European Union countries. Eudralex Volume 4 consists of a collection of rules and regulations governing medicinal products in the European Union and contains guidance for the European interpretation of the GMP Guidelines.

(iii) Sales and Distribution Participants

Sales and Distribution Participants are generally responsible for securing long-term supply agreements and/or purchase orders with, among other pharmaceutical purchasers, Big Pharma, for Medicinal Cannabis APIs. Sales and Distribution Participants are generally provided with exclusive third-party sales and distribution rights over a particular region (ie. Europe) for a specified period of time. The Global Distribution Platform’s first Sales and Distribution Participant is located in Switzerland and maintains exclusive third-party sales and distribution rights throughout Europe and Israel. Today, Instadose Canada’s first active Sales and Distribution Participant has taken on the dual role of (i) Sales and Distribution Participant; and (ii) Production Participant, via its controlled subsidiaries and third-party business partners in the Czech Republic and Switzerland possessing significant experience in the manufacturing of Manufactured Products.

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(2) The Production and Supply of Medicinal Cannabis APIs

Today’s Global Distribution Platform is being used to cultivate, produce, and supply pharmaceutical purchasers, including, but not limited to, Big Pharma, with the following Medicinal Cannabis APIs containing high concentrations of THC:

(i) Medicinal Cannabis Dried Flower

Dried flower refers to medicinal cannabis plant flower that has been cured and dried under special conditions. Medicinal Cannabis is being grown by Cultivation Participants in Colombia, Argentina, and Malawi and the DRC (under different conditions for biomass purposes) to be sold as dried flower for export into the European Union to Production Participants in Switzerland and the Czech Republic. Dried flower will be sold to pharmaceutical purchasers, including but not limited to, Big Pharma, as dried flower or will be used in the manufacture of premium-quality Manufactured Products.

(ii) Medicinal Cannabis Biomass

Medicinal cannabis biomass consists of the flower, leaves, stalks, and stems of the cannabis plant. Medicinal cannabis biomass will be initially supplied by Instadose Canada’s Cultivation Participants in Malawi, the DRC, and Argentina, for export into the European Union to Production Participants in Switzerland and the Czech Republic. Medicinal cannabis biomass will be used in the production of Manufactured Products for sale to pharmaceutical purchasers, including but not limited to, Big Pharma.

(iii) Full Spectrum Crude Oil

Full spectrum crude oil is oil extracted from the cannabis plant that contains the full makeup of the cannabis plant. Along with all cannabinoids (cannabidiol, THC, etc.) terpenes, it also holds many other components. Full Spectrum crude oil will first be manufactured by Production Participants in Switzerland and the Czech Republic utilizing medicinal cannabis biomass and flower exported from Instadose Canada’s Cultivation Participants in Colombia, Malawi, the DRC, and Argentina. It will then be sold to pharmaceutical purchasers, including but not limited to, Big Pharma, as full spectrum crude oil.

(iv) THC Distillate

THC distillate is a highly purified form of THC oil derived from the medicinal cannabis plant achieved through an extensive distillation process that strips away all other materials and compounds. THC distillate will first be manufactured by Production Participants in Switzerland and the Czech Republic utilizing medicinal cannabis biomass and dried flower exported from Instadose Canada’s Cultivation Participants in Colombia, Malawi, the DRC, and Argentina. It will then be sold to pharmaceutical purchasers, including but not limited to, Big Pharma as THC distillate.

(v) THC Isolate

THC isolate is a crystalline or powder product containing pure THC. The isolate process occurs after distillation and is the furthest biomass can be taken to refine it into a pure substance. THC isolate will first be manufactured by Production Participants in Switzerland and the Czech Republic utilizing medicinal cannabis biomass and dried flower exported from Instadose Canada’s Cultivation Participants in Colombia, Malawi, the DRC, and Argentina. It will then be sold to pharmaceutical purchasers, including but not limited to, Big Pharma, as THC isolate.

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(3) The Role and Responsibilities of Instadose Canada

Instadose Canada, as creator and ultimate gatekeeper of the Global Distribution Platform, is largely responsible for the platform’s maintenance and continued growth. In doing so, Instadose Canada supplements the operational work performed by Global Distribution Platform Participants by satisfying, among other items, the following key functions:

1) Funding the cultivation of medicinal cannabis by Cultivation Participants to be supplied to one or more Production Participants

Instadose Canada is responsible for ensuring that Cultivation Participants are paid in advance for all medicinal cannabis being supplied to Production Participants. Funding the cultivation of all medicinal cannabis throughout the Global Distribution Platform is essential to enabling Instadose Canada to control the flow of the medicinal cannabis from seed to sale.

2) Facilitating the sale of Medicinal Cannabis APIs to pharmaceutical purchasers, including but not limited to, Big Pharma

Instadose Canada is committed to ensuring that all Medicinal Cannabis APIs cultivated and manufactured within the Global Distribution Platform are sold to pharmaceutical purchasers, including but not limited to, Big Pharma. In addition to expanding its own internal product sales capabilities, Instadose Canada is securing the product sale and distribution services of established distributors maintaining long-standing and secure relationships with Big Pharma. In July of 2022, Instadose Canada entered into a multi-year Manufacturing, Distribution and Sales Agreement with Cannanatura for the purpose of serving Instadose Canada as its exclusive third-party distributor in Europe and Israel of Medicinal Cannabis APIs cultivated and produced by Participants within the Global Distribution Platform; with a specific focus on the distribution and sale of Medicinal Cannabis APIs to Big Pharma.

3) Assisting Participants in securing and maintaining current the necessary documentation required to complete the import and export of Cultivated Products

There is a large number of legal and agricultural documentation (the “Required Documentation”) required to be produced, collected, and secured before a Participant is issued the requisite permits and/or licenses to transport Cultivated Products containing high percentage concentrations of THC from one international jurisdiction to another. Examples of Required Documentation include, but are not limited to, GACP certifications, certificates of analysis; product stability reports, phytosanitary certificates, bilateral import & export treaty agreements, surety bonds, end-use certificates, and export quotas. Instadose Canada plays a vital role in assisting Participants to secure the Required Documentation in a timely manner and maintain their currency on an ongoing basis.

4) Funding and coordinating the transport of Cultivated Products to one or more Production Participants

In an effort to transport Cultivated Products safely and efficiently throughout the Global Distribution Platform, Instadose Canada entered into a multi-year Logistics and Procurement Services Agreement with Project Management Resources Inc. (“PMR”), a Canadian company. Under the agreement, PMR agreed to assume responsibility for the management and procurement of those services required for, among other things, the international warehousing, customs clearing, and transportation of medicinal cannabis in and from, among other continents, Africa, Europe, and South America (as and when required). The services to be provided by PMR are exclusively for Instadose Canada to the exclusion of any other company participating in medicinal cannabis industry. PMR assisted with IDP Macedonia’s first and second successful shipments of Cultivated Products from southern Africa in April and December of 2021.

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5) Implementing and overseeing risk mitigation strategies to protect the Company and Instadose Canada from risks affecting Instadose Canada’s business model

Instadose Canada is in the process of implementing numerous risk mitigation strategies to protect both itself and the Company from possible risks affecting Instadose Canada’s business model. These strategies include, but are not necessarily limited to, the following:

(i)	Requiring, where feasible, Participants to purchase insurance to protect against items such as, but not limited to, crop loss, political risk, equipment and casualty, and equipment breakdown;

(ii)	Establishing reserves of Medicinal Cannabis APIs;

(iii)	Maintaining control of the flow of funds for all purchase orders of Medicinal Cannabis APIs;

(iv)	Establishing and maintaining geographic diversity for the cultivation and manufacturing of Medicinal Cannabis APIs in an effort to avoid reliance on any one particular country or continent; and

(v)	Engaging in extensive due diligence on pharmaceutical industry companies, joint venture partners, and existing political climates.

6) Engaging in continuous advance due diligence and ongoing monitoring to ensure continued compliance with all applicable U.S. federal and State laws applicable to Instadose Canada’s business model

Instadose Canada plays a critical role to ensure that its business is conducted in such a manner as to not violate, or cause the Company to violate, U.S. federal law including, but not limited to, the Controlled Substances Act and applicable federal money laundering statutes (collectively, the “U.S. Laws and Regulations”).

The Controlled Substances Act (CSA) (2)

The CSA still classifies marijuana (cannabis) as a Schedule I controlled substance. Under 21 U.S.C. § 841(a)(1) of the CSA, it is unlawful to “manufacture, distribute, or dispense, or possess with the intent to manufacture, distribute, or dispense” a Schedule I controlled substance, including marijuana. “Distribution” is defined broadly under the CSA and has been held to criminalize participation in any transaction viewed as a whole, including where the party was never in possession of the drug (§ 841 of the CSA). In addition to the general prohibitions of the CSA set forth above, the CSA also makes the following activities unlawful and subject to monetary fine, confiscation, and/or imprisonment:

•	Possessing marijuana abroad with an intent to distribute it in the United States, even if the marijuana never actually reaches the United States (21 U.S.C. §841);

•	Importing marijuana into the U.S. from a foreign country, even without an intent to distribute it (21 U.S.C. § 952);

•

Transportation of marijuana by a U.S. citizen (and, in some instances, a U.S. resident) on an airplane or ship with an intent to distribute, even if the airplane or ship never enters the United States (21 U.S.C. § 959);

•	Transportation of marijuana by a non-U.S. person on an aircraft owned by a U.S. citizen or registered in the United States with an intent to distribute (21 U.S.C. § 959); and

•

Engaging in conduct that would be punishable under § 841(a) if committed within the jurisdiction of the United States, or attempting or conspiring to do so, knowing, or intending to provide, directly or indirectly, anything of pecuniary value to any person or organization that has engaged or engages in terrorist activity or terrorism (21 U.S.C. § 960).

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(2)https://uscode.house.gov/view.xhtml;jsessionid=2C85B8DEBFB1BB15A7D31E29A34C3DAA?req=granuleid%3AUSC-prelim-title21&saved=%7CZ3JhbnVsZWlkOlVTQy1wcmVsaW0tdGl0bGUyMS1zZWN0aW9uODAx%7C%7C%7C0%7Cfalse%7Cprelim&edition=prelim

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Further demanding the need for Instadose Canada’s continuous advance due diligence and ongoing monitoring of the Global Distribution Platform lies in § 846 of the CSA where, in combination with aiding and abetting and conspiracy statutes, a party could face prosecution, if it knew its products were entering the U.S. through other actors, and it intended to assist in the importation. In such an instance, such a party would be subject to the same penalties as those prescribed for the offense, the commission of which was the object of the attempt or conspiracy. As directly applicable to Instadose Canada, if the circumstances of a transaction or pattern of transactions were sufficiently suggestive of a purchaser of Medicinal Cannabis APIs’ intent to distribute product in the U.S., it is possible that Instadose Canada could be found to have participated in the underlying crime. Accordingly, if Instadose Canada was aware of transactions or a pattern of conduct on the part of a customer suggesting that marijuana may be imported into the U.S. or is intended to be distributed in the U.S. and continued to sell to that customer without further investigation, it is possible that Instadose Canada could be found to have violated the CSA.

As for the consequences of violating the CSA, the CSA sets forth a number of penalties which include, but are not necessarily limited to, the following:

•	A party who derives profits or other proceeds from an offense may be fined not more than twice the gross profits or other proceeds (21 U.S.C. § 855);

•	Forfeiture of the instrumentalities of a crime, including real property, in connection with violations of the CSA’s manufacturing, distribution, and possession provisions (21 U.S.C. § 881(a)); and

•	Forfeiture of all moneys, negotiable instruments, and securities used or intended to be used to facilitate any violation and no property right shall exist in them (21 U.S.C. § 881(6)).

Lastly, § 280E of the U.S. tax code prohibits businesses that buy or sell marijuana in violation of the U.S. Laws and Regulations from deducting business expenses from their federal taxable income, which results in a much higher effective tax rate on marijuana-related businesses than upon other businesses(3).

Federal Money Laundering Statutes (4)

Financial transactions involving proceeds generated by marijuana-related conduct can also form the basis for prosecution under U.S. federal money laundering statutes. These statutes may include, but are not limited to, the following:

•

Whoever, knowing that property involved in a financial transaction represents the proceeds of some form of unlawful activity, conducts or attempts to conduct such a financial transaction which in fact involves the proceeds of specified unlawful activity with the intent to promote the carrying on of specified unlawful activity, is subject to fines and imprisonment for not more than twenty (20) years (18 U.S.C. § 1956);

______________________ (3) https://www.law.cornell.edu/uscode/text/26/280E (4) https://www.law.cornell.edu/uscode/text/18/1956

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•

Extraterritorial jurisdiction over the conduct prohibited by § 1956 exists if the conduct involves a U.S. citizen or, in the case if a non-U.S. citizen, the conduct occurs in part in the United States (18 U.S.C. § 1956);

•

Whoever knowingly engages or attempts to engage in a monetary transaction in criminally derived property of a value of greater than ten thousand dollars ($10,000), and is derived from “specified unlawful activity”, is subject to fines and imprisonment for not more than ten (10) years. This provision reaches any conduct inside the United States, as well as the conduct of U.S. persons that take place abroad. “Specified unlawful activity” under these statutes include violations of the CSA. Further, “financial transaction” is defined broadly, to include activities as basic as depositing into or withdrawing from a bank account. Conspiring to launder money and aiding and abetting in money laundering are also federal crimes (18 U.S.C. § 1957); and

•

Any property involved in a violation of federal money laundering statutes, or any property traceable to such property, is subject to confiscation under either civil or criminal procedures (18 U.S.C. § 981(a)(1)(A), 982(a)(1)(A)).

Instadose Canada is committed to implementing a robust program of ongoing monitoring to ensure continued compliance with all applicable U.S. Laws and Regulations. These measures will include, but not be limited to, monitoring purchasers of Medicinal Cannabis APIs for any links to the U.S. that suggest an intent to bring said Medicinal Cannabis APIs into the U.S. (absent prior written approval of the United States Attorney General), as well as monitoring partners and customers for links to terrorist or extremist groups.

7) Sourcing new Participants for the Global Distribution Platform

As the creator and gatekeeper of the Global Distribution Platform, Instadose Canada is committed to its continuous growth and expansion. In doing so, Instadose Canada will look to, among other things, activate its established subsidiaries, partnerships, contractual supply agreements, and purchase options in countries such as Portugal, Cameroon, Mexico, St. Vincent, and Canada. In addition, Instadose Canada will look to expand the Global Distribution Platform to other regions of the world where it does not yet have a presence to where future expansion of the Global Distribution Platform is justified.

(4) An Overview of the Global Distribution Platform

The following is a detailed overview of the Global Distribution Platform with respect to the legal description and status of all Instadose Canada’s joint venture and other agreements organized by continent, country, and active status:

(I)  Africa

Optimal climatic farming conditions, the availability of arable lands, and an agricultural‑focused labor force make Africa ideal for outdoor medicinal cannabis cultivation. Cultivation Participants in Africa will initially export Cultivated Products to Production Participants located within the European Union.

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(i)  Malawi

Medicinal Cannabis Legislation

Malawi is a landlocked country in Southeastern Africa bordered by Zambia to the west, Tanzania to the north and northeast, and Mozambique to the east, south, and southwest. Malawi is one of the world’s least developed countries with an economy heavily based on agriculture5. On or about May 8, 2020, the Malawi government officially published The Cannabis Regulation Act, No. 6 of 2020 (the “Malawi Act”) which legalized, among other things, the research, cultivation, propagation, supply, possession, production, processing, storing, exporting, importing, use, and distribution of cannabis and its products (the “Cannabis Activities”) 6. The Malawi Act established the Cannabis Regulatory Authority (the “CRA”), the government entity tasked with regulating and overseeing the Cannabis Activities7.

NexGen Medical Limited

NexGen Medical Limited (“NexGen”) is a Malawi company duly registered by the CRA to research, cultivate, and distribute medicinal cannabis in Malawi. On May 7, 2022, NexGen received confirmation that its production practices complied with Good Agricultural and Collection Practices (GACP) for medicinal cannabis as per the GACP Guidelines.

Green Agro Ltd.

Green Agro Ltd. (“Green Agro”) is a Malawi company. On March 23, 2022, the CRA approved the issuance to Green Agro of licenses for the storing and processing of Cultivated Products (the “Green Agro Processing License”). The Green Agro Processing License permits the company to buy Cultivated Products from local growers and allow Green Agro to export Cultivated Products out of Malawi. The Green Agro Processing License was officially issued to Green Agro on May 1, 2022 and expire on April 30, 2023. Green Agro maintains a supply arrangement with NexGen whereby Green Agro purchases Cultivated Products from NexGen for further processing into biomass and subsequent export from Malawi.

The Malawi JV Agreement

On April 26, 2022, Instadose Canada and Green Agro entered into an exclusive twenty-five (25) year joint venture agreement (the “Malawi JV Agreement”) for the cultivation, processing, and export of outdoor grown Cultivate Products from Malawi (the “Malawi Joint Venture”). Under the Malawi JV Agreement, Green Agro agreed to: (i) secure the assets and licenses in Malawi required to grow, cultivate, collect, transport, process, purchase, package, store, and export outdoor grown Cultivated Products; and (ii) until such time as Green Agro secures the licenses required to cultivate its own outdoor grown Cultivated Products in Malawi, work with Instadose Canada to purchase Cultivated Products from NexGen for subsequent processing and export (via the Green Agro Processing License) to one or more Production Participants within the Global Distribution Platform. As per the exclusivity provisions of the Malawi JV Agreement, Instadose Canada reserved the exclusive right to: (i) provide the Malawi Joint Venture with its knowledge and expertise; and (ii) control the supply and ultimate sale of all outdoor grown Cultivated Products produced by NexGen and Green Agro under the Malawi Joint Venture. In exchange for the aforementioned rights of exclusivity set forth in (i) and (ii) above, Instadose Canada agreed not to enter into any other joint venture arrangements in Malawi similar in nature and scope to the Malawi Joint Venture.

__________

(5) https://en.wikipedia.org/wiki/Malawi

(6)(7) https://leap.unep.org/countries/mw/national-legislation/cannabis-regulation-act-no-6-2020

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The Malawi JV Agreement set out the roles and responsibilities of the parties under the Malawi Joint Venture, the material terms of which are as follows:

Instadose Canada	Green Agro
• Contribute its knowledge and expertise towards the Malawi Joint Venture at all times.	• Source the ongoing participation and co-operation of NexGen under the Malawi Joint Venture.
• If required, assist NexGen and Green Agro with applying for and obtaining local GMP and EU-GMP certification for Malawi Joint Venture facilities and equipment.

•  Work with responsible authorities in Malawi to obtain, keep current, and comply with all conditions for, all licenses required in Malawi to operate the Malawi Joint Venture including, but not limited to, the Green Agro Processing License.

•   Work with NexGen and Green Agro to establish and implement those standard operating procedures required to be followed by NexGen and Green Agro for operating the Malawi Joint Venture and producing Cultivated Products.

•   Obtain an ownership or leasehold interest in (or ensure that NexGen obtains an ownership or leasehold interest in, as applicable) all of the lands required to carry out the Malawi Joint Venture and maintain the continued quiet enjoyment of said lands (or ensure that NexGen acquires the same) for the benefit of the Malawi Joint Venture.

• Provide NexGen and Green Agro with the specifications that it may require for Cultivated Products to be grown in Malawi under the Malawi Joint Venture

•   Carry on (or ensure that NexGen carries on) the operation, management, and/or maintenance of all facilities required to cultivate, process, and/or produce Cultivated Products under the Malawi Joint Venture.

• Solicit supply agreements from one or more Production Participants for all of the Cultivated Products purchased or grown under the Malawi Joint Venture.

•   At all times ensure that it maintains (or ensure that NexGen maintains) the equipment used in connection with cultivating and processing Cultivated Products under the Malawi Joint Venture in: (i) a clean, orderly, and sanitary condition; (ii) good order and repair; and (iii) in such a quantity and quality necessary to carry out the Malawi Joint Venture.

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• Obtain the licenses, authorizations, and/or permits necessary to import Cultivated Products into the country or countries in which Production Participants are located.

•   Provide Instadose Canada with annual production forecasts for all Cultivated Products to be grown and/or purchased by Green Agro and NexGen on behalf of the Malawi Joint Venture.

•   Supply all Cultivated Products provided for in the annual production forecasts.

•   Secure, and work with NexGen to secure, all licenses necessary to enable the export of Cultivated Products from Malawi under the Malawi Joint Venture to the applicable Production Participants.

•   Fund the costs as well as overseeing the general logistics required to physically export Cultivated Products supplied from Malawi under the Malawi Joint Venture to the country or countries in which Production Participants are located.

•   Ensure that it and NexGen produces, packages, properly stores, and delivers all Cultivated Products with regard to standard or quality, including, but not limited to, the applicable GACP Guidelines.

•   If applicable, ensure that it and NexGen applies for and obtains local GMP and EU-GMP certification for all facilities and equipment to be utilized in connection with carrying on the Malawi Joint Venture.

The NexGen Supply Agreement for Cultivated Products

On August 26, 2022, Instadose Canada facilitated the entering into of a supply agreement between IDP Macedonia and NexGen for the ongoing purchase and sale of no less than 30,000 kilograms of outdoor grown Cultivated Products (in the form of medicinal cannabis biomass) per month commencing with a first shipment intended for Q3 2022. It is intended that the medicinal cannabis biomass will be initially exported to Switzerland and the Czech Republic for processing into Manufactured Products for subsequent sale to pharmaceutical purchasers, including but not limited to, Big Pharma, via Instadose Canada’s first Sales and Distribution Participant.

(ii) The Democratic Republic of the Congo (DRC)

On February 11, 2019, Instadose Canada and TMIG, a DRC company engaged in the growing of Cultivated Products and food plants within the DRC, entered into a joint venture agreement (the “DRC JV Agreement”) that would see Instadose Canada secure the exclusive right to access and monetize TMIG’s Cultivated Products rights granted to it by the DRC’s Ministry of Agriculture by exporting Cultivated Products from the DRC to one or more Production Participants (the “DRC Joint Venture”). Once imported by a Production Participant, the Cultivated Products would be utilized in the production of Manufactured Products for subsequent sale to pharmaceutical purchasers, including but not limited to, Big Pharma, as a Medicinal Cannabis API.

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On August 17, 2020, Instadose Pharma DRC S.A.R.L. was legally registered in the DRC as a DRC company for the primary purpose of working with TMIG in connection with the portion of TMIG’s business dedicated to the export of medicinal cannabis from the DRC.

On April 30, 2021, Instadose Canada entered into a charter agreement with Ethiopian Airlines Group (“Ethiopian”) for the purposes of transporting medicinal cannabis from the DRC to North Macedonia. Under the Ethiopian charter agreement, Ethiopian agreed to make one of its Boeing 777 aircrafts available to complete the DRC shipment. On the basis of having secured the charter agreement, IDP DRC and IDP Macedonia executed a supply agreement on May 24, 2021 governing an initial supply of 18,650 kilograms of medicinal cannabis to be transported by Ethiopian from the DRC to North Macedonia (the “DRC Medicinal Cannabis”). On June 1, 2021, the requisite certificate of analysis attributable to the DRC Medicinal Cannabis was prepared at the University of Kinshasa.

On June 10, 2021, IDP Macedonia secured a permit from the Agency for Medicines and Medical Devices of the Republic of Macedonia authorizing the import of the DRC Medicinal Cannabis. On June 11, 2021, IDP DRC delivered the DRC Medicinal Cannabis to N’djili Airport, also known as Kinshasa International Airport, for loading onto Ethiopian’s Boeing 777 that had arrived to complete the DRC shipment. Unbeknownst to Instadose Canada, the final authorization of one certain intergovernmental organization was further required to complete the DRC shipment. Without it, Instadose Canada was required to abort completion of the DRC shipment. In doing so, the DRC Medicinal Cannabis was secured and stored within the guarded facilities of the Bolloré customs clearance area at N’dili Airport pending further resolution. On or about June 15, 2021, the DRC Medicinal Cannabis was transported to an indoor warehousing facility belonging to the National Intelligence Agency of the DRC pending its release back to IDP DRC for final delivery to North Macedonia.

Today, Instadose Canada is in the process of conducting a thorough review of its joint venture partnership in the DRC with TMIG to determine whether continuation of the DRC Joint Venture remains economically feasible and in line with Instadose Canada’s Refined Platform Strategy.

(II) South America

(i) Colombia

Medicinal Cannabis Legislation

In December 2015, then Colombian President Juan Manuel Santos signed a decree legalizing and regulating medicinal cannabis8. Under the Colombia Decree, medicinal cannabis would become fully legal to grow, process, import, and export for medical and scientific purposes. The Colombia Decree allowed licenses to be granted for possession of seeds as well as medicinal cannabis plants9. On or about July 23, 2021, current Colombian President Ivan Duque executed a new decree legalizing the export of medicinal cannabis for medicinal and other industries10. In doing so, the Export Decree set the stage for Colombia to play a significant role in the international medicinal cannabis marketplace. On or about April 1, 2022, President Ivan Duque finalized Resolution 539, the regulatory checklist for the export of medicinal cannabis from Colombia11. Resolution 539 puts into place the requirements and safeguards for exporting medicinal cannabis from Colombia. In addition to export quotas, the resolution requires that genetic registrations be attached to all high-THC cultivars12.

______________________

(8) https://www.yahoo.com/news/colombia-legalizes-medical-marijuana-171023547.html?ref=gs

(9) https://www.yahoo.com/news/colombia-legalizes-medical-marijuana-171023547.html?ref=gs

(10) https://www.reuters.com/world/americas/colombia-boosts-budding-cannabis-industry-by-removing-ban-dry-flower-exports- 2021-07-23/

(11) https://globalcannabistimes.com/colombia-finalizes-cannabis-export-rules/

(12) https://globalcannabistimes.com/colombia-finalizes-cannabis-export-rules/

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The Colombia Joint Ventures

Since 2021, Instadose Canada has been actively securing agreements with third-party joint venture partners in Colombia to serve the Global Distribution Platform as the first Cultivation Participants located in South America.

Colombia Joint Venture No. 1

In May 2021, Instadose Canada and Colombia Dreams Marijuana S.A.S. (“CDM”) commenced discussions on a plan of joint venture that would see CDM become an eventual exclusive supplier to Instadose Canada of premium quality outdoor grown Cultivated Products containing high percentage concentrations of THC throughout the term of the Colombia joint venture (“Colombia Joint Venture No. 1”). CDM is a Colombian company fully licensed in Colombia to cultivate and produce outdoor grown Cultivated Products13. Formed in July 2017, CDM signed a Technical and Scientific Cooperation Agreement with the National University of Colombia, the most important academic institution in Colombia14. Today, CDM grows, cultivates, and produces Cultivated Products at its two established Colombian production centers (the “Medicinal Cannabis Lands”). CDM’s first production center is located in Guamo, Tolima. Its second production center is located in north Colombia. Both Medicinal Cannabis Lands are located in ideal microclimates for the agricultural development of medicinal cannabis15.

Colombia JV Agreement No. 1

On August 5, 2021, Instadose Canada and CDM executed a joint venture agreement formalizing the scope of Colombia Joint Venture No. 1 (“Colombia JV Agreement No. 1”). In doing so, Instadose Canada and CDM agreed to an initial five (5) year term for the operation of Colombia Joint Venture No. 1 subject to the right of the parties (absent the existence of a default) to extend the initial term for up to four (4) additional five (5) year terms. Under Colombia JV Agreement No. 1, CDM agreed to supply premium quality outdoor grown Cultivated Products (in the form of dried flower) containing high percentage concentrations of THC to one or more Production Participants at a price per kilogram to be determined in accordance with the terms of one or more supply agreements to be entered into between the parties under Colombia Joint Venture No. 1. Colombia JV Agreement No. 1 also set out the roles and responsibilities of the parties under Colombia Joint Venture No. 1, the material terms of which are as follows:

Instadose Canada	CDM
• Contribute its knowledge and expertise to Colombia Joint Venture No. 1.	• Keep all Cultivated Product licenses current and comply with all conditions of the Cultivated Product licenses granted by the regulatory authorities in Colombia.
• Provide CDM with any of the specifications that it may require for Cultivated Products to be grown, cultivated, processed, packaged, and sold under Colombia Joint Venture No. 1.	• Maintain ownership or a leasehold interest (as well as quiet enjoyment of) in and over the Medicinal Cannabis Lands.

____________________________

(13) http://www.cdmcolombia.co/en/inicio-english/

(14) http://www.cdmcolombia.co/en/inicio-english/

(15) http://www.cdmcolombia.co/en/production-2/

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• Solicit supply agreements for Cultivated Products from one or more Production Participants.	• Carry on the operation, management, and maintenance of its production facilities located on the Medicinal Cannabis Lands for the benefit of Colombia Joint Venture No. 1.
• Solicit supply agreements for Cultivated Products from pharmaceutical company buyers on behalf of Production Participants.	• Provide Instadose Canada with annual production forecasts (as well as any amendments thereto) for Cultivated Products to be produced on the Medicinal Cannabis Lands.
• Assist Production Participants with obtaining the licenses, authorizations, and/or permits necessary to import Cultivated Products from Colombia.	• Use its commercially reasonable efforts to make available to Instadose Canada those quantities of Cultivated Products set forth in the annual production forecasts provided to Instadose Canada.
• Fund the costs as well as oversee the general logistics required to export medicinal cannabis from Colombia to applicable Production Participants.	• Adhere to all standard operating procedures for the production of Cultivated Products as are determined between Instadose Canada and CDM.
• Guarantee prompt payment of the purchase price due and owing to CDM for all Cultivated Products supplied to Production Participants under Colombia Joint Venture No. 1.	• Ensure that all Cultivated Products are grown, cultivated, collected, processed, packaged, and stored in accordance with applicable GACP Guidelines.
• Work with Instadose Canada to secure the licenses necessary to export all Cultivated Products cultivated under Colombia Joint Venture No. 1 from Colombia to one or more Production Participants.

The CDM Supply Agreement

On August 26, 2021, IDP Macedonia entered into a supply agreement with CDM governing the supply of one hundred thousand (100,000) kilograms of premium quality outdoor grown Cultivated Products (in the form of dried flower) containing high percentage concentrations of THC under Colombia Joint Venture No. 1 (the “CDM Supply Agreement”). Delivery of Cultivated Products to be supplied under the CDM Supply Agreement is first subject to CDM obtaining the export quota required to complete the export of the Cultivated Product. Today, the parties are still determining an appropriate timeline for the commencement of deliveries to one or more of Instadose Canada’s Production Participants under Colombia Joint Venture No. 1.

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Colombia Joint Venture No. 2

In October 2021, Instadose Canada and representatives of a second joint venture partner in Colombia, Investment and Ideas S.A.S. (“I&I”) commenced discussions on a plan of joint venture that would see I&I become another exclusive supplier of premium quality outdoor grown Cultivated Products containing high percentage concentrations of THC to Instadose Canada (“Colombia Joint Venture No. 2”). I&I is a Colombian company fully licensed in Colombia to cultivate and produce outdoor grown Cultivated Products. Today, I&I grows, cultivates, and produces Cultivated Products across multiple regions in Colombia which include Risaralda, Tolima, Antioquia, Huila, Caldas, and Cundinamarca.

 Colombia JV Agreement No. 2

On October 15, 2021, Instadose Canada and I&I executed a joint venture agreement formalizing the scope of Colombia Joint Venture No. 2 (“Colombia JV Agreement No. 2”). In doing so, Instadose Canada and I&I agreed to an initial five (5) year term for the operation of Colombia Joint Venture No. 2 subject to the right of the parties (absent the existence of a default) to extend the initial term for up to four (4) additional five (5) year terms. Under Colombia JV Agreement No. 2, I&I agreed to supply Cultivated Products (in the form of dried flower) containing high percentage concentrations of THC to Instadose Canada and one or more Production Participants on an exclusive basis conditional upon Instadose Canada and its Production Participants meeting minimal purchasing quotas. In exchange for such exclusivity, Instadose Canada agreed to work with I&I within its production regions on an exclusive basis conditional upon I&I satisfying certain of its own minimal production quotas. The roles and responsibilities of the parties under Colombia Joint Venture No. 2 are substantially similar to those set forth by Instadose Canada and CDM in Colombia Joint Venture No. 1.

The I&I Supply Agreement

On August 3, 2022, Instadose Canada facilitated the entering into of a supply agreement between IDP Macedonia and I&I governing the supply of up to eleven thousand (11,000) kilograms of premium quality outdoor grown Cultivated Products (in the form of dried flower) containing high percentage concentrations of THC under the I&I Joint Venture (the “I&I Supply Agreement”). Delivery of the Cultivated Products (in the form of dried flower) to be supplied under the I&I Supply Agreement is first subject to I&I obtaining the export quota required to complete the export of the Cultivated Products from Colombia.

(ii) Argentina

Medicinal Cannabis Legislation

On May 5, 2022, the Chambers of Deputies of the Argentine Congress passed a new law regulating, among other things, the medicinal cannabis industry in Argentina (the “Argentina Cannabis Law”). The Argentina Cannabis Law establishes a legal framework for the cultivation, production, distribution, and commercialization of medicinal cannabis products, derivatives, and seeds, and its derivatives for medicinal and industrial use with aims to exploit the crop for its health and environmental benefits in addition to its potential for economic development16. The Argentina Cannabis Law complements the act No. 27.350 of 2017 that previously set a regulatory framework for the scientific and medicinal research of medicinal cannabis and approved its medicinal use in Argentina17.

______________________

(16) https://hemptoday.net/new-hemp-and-medicinal-cannabis-law-in-argentina-is-triumph-against-hypocrisy/

(17) https://hemptoday.net/new-hemp-and-medicinal-cannabis-law-in-argentina-is-triumph-against-hypocrisy/

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Cannabis Avatára Sociedad Del Estado

Cannabis Avatára Sociedad Del Estado (“Cannava”) is a state-owned company incorporated and existing under the laws of Argentina. Cannava is engaged in the public production of medicinal cannabis, encompassing the entire production chain, from the cultivation of the cannabis plant to its processing and subsequent production of pharmaceutical grade finished products.

The Argentina MOU

On August 15, 2022, Cannava entered into a non-binding memorandum of understanding with Instadose Canada and Cannanatura (the “Argentina MOU”) for the purpose of agreeing on a framework of general guidelines for the parties’ future entering into of: (i) a supply agreement for Cannava’s growing of Cultivated Products in Argentina containing pre-approved genetics and seeds (the “Exclusive Genetics”) exclusively for the benefit of one or more Production Participants sourced by Cannanatura within the Global Distribution Platform (the “Cannava Supply Agreement”); and (ii) a commercial agency agreement wherein Instadose Canada and/or Cannanatura may represent Cannava in the sale of Cultivated Products not containing Exclusive Genetics to third parties not within the Global Distribution Platform (the “Cannava Agency Agreement”). As a pre-requisite to entering into the Cannava Supply Agreement and the Cannava Agency Agreement, Cannava shall be obligated to first receive GACP and organic, along with Argentinian GMP, certification in the post-harvest process provided by ANMAT, the Argentinian federal agency dedicated to drugs and food administration. By entering into, and executing upon, the Argentina MOU, Cannava would become Instadose Canada’s second active Cultivation Participant in South America and third active Cultivation Participant globally.

The following is a general description of the material terms of both the Cannava Supply Agreement and Cannava Agency Agreement to be entered into between the parties on or before October 30, 2022 as contemplated and agreed to under the Argentina MOU:

(i) The Cannava Supply Agreement

Under the Cannava Supply Agreement, Cannava would supply one or more Production Participant with a minimum thirty-seven thousand (37,000) kilograms and a maximum of one hundred thousand (100,000) kilograms of Cultivated Product (in the form of dried flower) per year containing the Exclusive Genetics throughout a five (5) year term of agreement. The purchase price per kilogram of Cultivated Product to be purchased from Cannava would be fixed for the first two (2) years of the term of the Cannava Supply Agreement with the final three (3) years to be negotiated at a later date. In connection with the Cannava Supply Agreement, the following tasks, among others, would also be the responsibility of Instadose Canada and Cannanatura: (i) arrange for the Production Participants’ purchase of Cultivated Product; (ii) obtain all licenses required to import Cultivated Product on behalf of each Production Participant; and (iii) contract, pay, and supervise the transportation of the Cultivated Product from the specified port in Argentina to each Production Participant. Lastly, tied to the Cannava Supply Agreement would be a preferential right in favor of Instadose Canada and Cannanatura to purchase any Cultivated Product grown by Cannava that does not contain the Exclusive Genetics, the basic terms of which are set forth in the Argentina MOU.

(ii) The Cannava Agency Agreement

Under the Cannava Agency Agreement, Cannava would appoint one or more of Instadose Canada or Cannanatura as an agent to assist in the sale of Cultivated Products grown by Cannava that does not contain the Exclusive Genetics. In exchange for this service, one or more of Instadose Canada or Cannanatura would be entitled to receive a distribution or agency fee.

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(III)  Europe

(i) Switzerland

Medicinal Cannabis Legislation

On August 1, 2022, Switzerland’s revised Narcotics Act (“NarcA”) entered into force. Prior to the enactment of the revised NarcA, medicinal cannabis with THC levels of 1% and above were classified as “prohibited narcotics” in Switzerland. As a result, medicinal cannabis with THC levels of 1% and above could not be cultivated, produced, imported, or placed onto the market18. According to the revised NarcA, medicinal cannabis is now classified as a “controlled narcotic” with restricted marketability. Therefore, the cultivation, production, processing, and trade of medicinal cannabis will now be subject to the authorization and control system of Swissmedic, Switzerland’s national authorization and supervisory authority for drugs and medical devices19.

Cannanatura

Cannanatura is a Switzerland-based company engaged (along with its subsidiaries and partners (the “Cannanatura Parties”)) in the manufacturing and distribution of Medicinal Cannabis APIs within the European Union. Cannanatura and the Cannanatura Parties own, operate and control certain EU-GMP licensed production facilities located in Switzerland and the Czech Republic used in the production of Medicinal Cannabis APIs. In July of 2022, Cannanatura agreed to serve Instadose Canada as both (i) the Global Distribution Platform’s first Sales and Distribution Participant; and (ii) along with the Cannanatura Parties, a Production Participant.

The Cannanatura Agreement

On July 28, 2022, Instadose Canada entered into a multi-year Manufacturing, Distribution and Sales Agreement with Cannanatura (the “Cannanatura Agreement”). Under the Cannanatura Agreement, Instadose Canada granted to Cannanatura the exclusive third-party right to: (i) with the Cannanatura Parties, utilize the Cultivated Products supplied by the Cultivation Participants in the production of the Manufactured Products; and (ii) distribute and sell both the Cultivated Products and Manufactured Products throughout Europe and Israel (the “Territory”). The following is a summary of the material responsibilities and covenants of Cannanatura as agreed upon with Instadose Canada under the Cannanatura Agreement:

(a)	With respect to the production of the Manufactured Products:

(1)

It shall import or cause the applicable Cannanatura Parties to import the Cultivated Products from Cultivation Participants for insertion into an EU-GMP certified supply chain for the production of the Manufactured Products; and

(2)

It shall ensure that the Manufactured Products are manufactured, packaged, market, palletized, stored, and made available for pick-up in accordance with the European standard for the principles and guidelines of good manufacturing practices for medicinal products for human use as well as the agreed upon confidential procedures, requirements, and specifications for manufacturing, packaging, and storing of the Manufactured Products required by Big Pharma purchasers.

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(18) https://www.lexology.com/library/detail.aspx?g=e9eef1a2-e92e-4a03-91e0-63d8f1e3c736

(19) https://www.lexology.com/library/detail.aspx?g=e9eef1a2-e92e-4a03-91e0-63d8f1e3c736

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(b)

It shall at all times use its best efforts to promote and maximize the sale and distribution of the Cultivated Products and Manufactured Products in the Territory to Big Pharma purchasers for medicinal use generally at a purchase price per kilogram equal to no less than the minimum purchase price agreed upon between Instadose Canada and Cannanatura;

(c)

for every kilogram of Cultivated Product supplied by a Cultivation Participant, Cannanatura shall ensure that the purchase price to be paid for the Cultivated Product or resulting Manufactured Product (the “Purchase Price”) shall be paid either directly to Instadose Canada and/or one or more Participants (at the sole request and discretion of Instadose Canada);

(d)

it shall not, without the express prior written consent of Instadose Canada, which consent may be unreasonably withheld, participate, directly or indirectly, in the manufacture, distribution or sale in the Territory of products which may be in competition with the Cultivated Products or Manufactured Products, including any products of other entities in direct competition with Instadose Canada and/or one or more Participants;

(e)

it shall obtain and maintain all governmental approvals and consents to the importation, storage, distribution, and sale of the Cultivated Products and Manufactured Products in the Territory and be responsible for all payments necessary therefor;

(f)

it shall indemnify and keep indemnified Instadose Canada and its Participants from and against any and all proceedings, cost, or liabilities, whether criminal or civil, or any injury, loss or damage arising out of the breach or negligent performance or failure in performance by Cannanatura or any of the Cannanatura Parties of any of the terms of the Cannanatura Agreement or otherwise in connection with the manufacturing and distribution of the Cultivated Products and Manufactured Products in the Territory; and

(g)

it shall submit to Instadose Canada for approval on or before January 1 in each year during the term of the Cannanatura Agreement an annual sales and shipment forecast for Cultivated Products and Manufactured Products.

In carrying out its role of distributor, the Cannanatura Agreement contemplates that Cannanatura will facilitate the entering into of supply agreements for Cultivated Products and Manufactured Products between the applicable Production Participant and Big Pharma purchasers. Individualized orders for Medicinal Cannabis APIs under each supply agreement will be made by purchase order which will contain the applicable payment terms in Euros agreed to in the applicable supply agreement. Each of Instadose Canada, the applicable Production Participant, and Cannanatura (in the form of a distribution fee) will share in the total Purchase Price received from the sale of all Cultivated Products and Manufactured Products. The applicable breakdown of the Purchase Price will depend upon the Cultivated Product or Manufactured Product sold, the origin of the Big Pharma purchaser, and required involvement of the applicable Participants.

(ii) Czech Republic

With the participation of the Cannanatura Parties, the Czech Republic will serve the Global Distribution Platform as its second active Production Participant in Europe engaged in the production of Manufactured Products.

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(iii) North Macedonia

Medicinal Cannabis Legislation

On February 9, 2016, the Macedonian Parliament Health Committee gave its approval for the legalization of Medicinal Cannabis in North Macedonia20. Legislation was introduced through amendments to the existing law on the control of narcotic drugs and psychotropic substances.21 Today, the applicable laws of North Macedonia allow for Medicinal Cannabis to be imported into and/or exported from North Macedonia as an API, regardless of form22.

North Macedonia Historical Overview

The following is a brief historical overview of events taking place in North Macedonia involving Instadose Canada and its subsidiary, IDP Macedonia:

(a) Registration of IDP Macedonia

IDP Macedonia was registered as a limited liability company by the Central Registry of Macedonia on October 10, 2019. On or about August 15, 2022, Instadose Canada became the official registered owner of a fifty percent (50%) ownership interest in IDP Macedonia with the other fifty percent (50%) remaining in the name of Instadose Canada’s North Macedonia partner. Prior to this, Instadose Canada’s ownership of IDP Macedonia was held in the name of Grant F. Sanders, as trustee, in trust for Instadose Canada. IDP Macedonia was originally established for the purpose of operating Instadose Canada’s first fully operable production facility for Medicinal Cannabis APIs (the “IDP Macedonia Facility”).

(b) Establishment of the North Macedonia Joint Venture Agreement

On December 1, 2019, IDP Macedonia and Instadose Canada entered into a twenty-five (25) year joint venture agreement (the “IDP Macedonia JV Agreement”) that would see Instadose Canada utilize IDP Macedonia and the IDP Macedonia Facility to import Cultivated Products from, among other countries, the DRC, for further processing into Manufactured Products, and sale to pharmaceutical purchasers located throughout the European Union (the “IDP Macedonia Joint Venture”). At the time of entering into the IDP Macedonia JV Agreement, IDP Macedonia was not yet a fifty percent (50%) owned subsidiary and, as such, an agreement governing the business and legal operation of IDP Macedonia and the IDP Macedonia Joint Venture was required. Under the IDP Macedonia JV Agreement, the parties agreed to a revenue share model that would see revenues generated from the sale of Medicinal Cannabis APIs shared on an equal basis (the “IDP Macedonia Revenue Share”). On August 24, 2021, Instadose Canada and IDP Macedonia executed Annex No. 2 to the IDP Macedonia JV Agreement which amended the IDP Macedonia Revenue Share. Under Annex No. 2, the amount of the IDP Macedonia Revenue Share would change depending upon which Cultivation Participant supplied the applicable Medicinal Cannabis APIs to IDP Macedonia for subsequent processing and/or resale by Instadose Canada.

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(20) https://www.eurasiareview.com/10022016-macedonia-parliament-legalizes-medical-marijuana/

(21) https://www.healtheuropa.eu/medical-cannabis-in-north-macedonia/101298/

(22) https://www.mmjdaily.com/article/9331218/north-macedonian-grower-receives-export-license/

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(c)Granting of Production and Wholesale Licenses to IDP Macedonia

On August 26, 2020, the Macedonian Agency for Medicines and Medical Equipment (“MALMED”) issued a letter to IDP Macedonia granting IDP Macedonia its production license for the IDP Macedonia Facility. On August 9, 2021, IDP Macedonia received its wholesale license thereby permitting IDP Macedonia to sell Medicinal Cannabis APIs imported and/or produced by IDP Macedonia at the IDP Macedonia Facility to pharmaceutical purchases located inside and outside of North Macedonia.

(d)Successful Purchase and Import of Medicinal Cannabis into North Macedonia

On April 30, 2021, IDP Macedonia completed the first successful purchase and import into North Macedonia of 176.5 kilograms of Cultivated Product from southern Africa containing high percentage concentrations of THC (the “Southern African Cannabis”). On December 25, 2021, IDP Macedonia completed its second successful purchase and import into North Macedonia of Southern African Cannabis, albeit in the much larger quantity of approximately 2,125 kilograms. Notwithstanding the two successful imports, IDP Macedonia was unable to further process the Southern African Cannabis for resale given concerns surrounding over its quality and physical attributes.

Today’s Use and Status of IDP Macedonia

As a result of securing the Cannanatura Agreement following the passing of Switzerland’s revised NarcA, Instadose Canada made the decision to temporarily restrict use of the IDP Macedonia Facility to that of a trans-shipment distribution center for the legal import and subsequent export and sale of Medicinal Cannabis APIs to pharmaceutical purchasers located predominantly in the Balkans. The following are some of the factors considered by Instadose Canada in connection with its decision to temporarily alter its intended plans for the IDP Macedonia Facility:

(1)	The existing EU-GMP status of the production facilities belonging to Cannanatura and the Cannanatura Parties (the “Cannanatura Production Facilities”) located in Switzerland and the Czech Republic;

(2)	The relative size and production capacities associated with the Cannanatura Production Facilities;

(3)	The significant expertise and experience levels of Cannanatura and the Cannanatura Parties in producing Manufactured Products at the Cannanatura Production Facilities;

(4)	The location of the Global Distribution Platform’s first purchasers of Medicinal Cannabis APIs being within the European Union (North Macedonia is not presently a member of the European Union); and

(5)

The notoriety and enhanced prestige associated with obtaining “Swissmedic” authorization for the Global Distribution Platform’s first Cultivated Products to be imported, and Manufactured Products to be produced, and sold within the European Union.

(5)  Future Growth of the Global Distribution Platform

As the Global Distribution Platform’s creator and gatekeeper, Instadose Canada is committed to its continued maintenance and growth. In doing so, Instadose Canada intends to revisit its inactive partnerships and pending opportunities in countries including, but not necessarily limited to, Mexico, Cameroon, Portugal, Canada, and St. Vincent.

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(i)  Mexico

Medicinal Cannabis Legislation

On January 12, 2021, Mexico’s Ministry of Health published in the federation’s Official Gazette new federal Health Regulations for the Medical Production, Research and Use of Medicinal Cannabis and its pharmaceutical derivatives which have now taken affect23. The main objectives of the Medicinal Cannabis Laws were to authorize, regulate, control, promote and oversee the medicinal and therapeutic use of cannabis’ raw materials, pharmaceutical derivatives, and drugs. This included the related activities of research, production, manufacturing, importation, exportation, sale, and prescription of such medicinal cannabis products for medicinal and therapeutic use in Mexico24. These new Medicinal Cannabis Laws have come nearly four (4) years after former Mexican President Enrique Pēna Nieto’s official legalization of medicinal cannabis in June 201725.

The Mexico Project

In April 2021, Instadose Canada and representatives of Instadose Canada’s new third‑party partner in Mexico commenced discussions on a plan of joint venture/partnership that would see the parties work together in Mexico for the purposes of (i) growing, processing, purchasing, exporting, and selling medicinal cannabis, and (ii) utilizing medicinal cannabis to produce, export, and sell Medicinal Cannabis APIs (the “Mexico Project”). On July 29, 2021, Instadose Canada and its Mexico partner executed a letter agreement formalizing the scope of the Mexico Project (the “Mexico Letter Agreement”). The Mexico Letter Agreement contemplates, among other things, the parties working together in Mexico over a five (5) year term to do the following:

(a)	Acquire agricultural lands in Mexico to, among other things, grow, cultivate, collect, process, package, bottle and/or store Medicinal Cannabis APIs;

(b)

Acquire and secure government licenses, permits, and authorizations in Mexico to: (i) grow, cultivate, collect, purchase from local farmers, transport, process, produce, package, bottle, and/or store Medicinal Cannabis APIs; (ii) export and sell Medicinal Cannabis APIs; and (iii) operate the Mexico Project for commercial purposes;

(c)

Utilize Instadose Canada’s expertise to construct or purchase, one or more greenhouses, Medicinal Cannabis API drying, processing, production, packaging, labelling, and storage facilities (collectively, the “Mexico Project Facilities”);

(d)	Purchase and import equipment to be used at the Mexico Project Facilities for the cultivation, processing, and production of Medicinal Cannabis APIs; and

(e)	Solicit purchasers for all Medicinal Cannabis APIs cultivated and/or produced under the Mexico Project with the resulting revenues to be shared equally between the parties.

The Mexico Project is presently inactive as Instadose Canada works with its other existing Participants. Instadose Canada cannot provide any assurances that it will proceed with the Mexico Project in the future.

____________

(23) https://mexiconewsdaily.com/news/medical-marijuana-will-be-legal-as-of-wednesday/

(24) https://www.jdsupra.com/legalnews/mexico-moves-forward-with-legalization-9869339/

(25) Janikian, Michelle (14 September 2017). “Legal Pot in Mexico: Everything You Need to Know”. Rolling Stone.

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(ii) Cameroon

The Cameroon JV Agreement

In July of 2021, Instadose Canada and Blackbush Ltd. (“Blackbush”) commenced negotiations on a plan of joint venture (the “Cameroon Joint Venture”) that would see the parties work together in Cameroon to secure government‑issued licenses to, among other rights, grow, cultivate, process, produce, and export outdoor-grown medicinal cannabis in and from Cameroon. The parties anticipate the legalization of medicinal cannabis for both commercial cultivation and export (“Cameroon Legislation”) to now be completed in 2023. On November 15, 2021, Instadose Canada and Blackbush executed a joint venture agreement formalizing their relationship under the Cameroon Joint Venture (the “Cameroon JV Agreement”). In doing so, the Cameroon Joint Venture would serve the Global Distribution Platform as a Cultivation Participant. The term of the Cameroon Joint Venture was agreed to at twenty‑five (25) years. The Cameroon JV Agreement provides Instadose Canada with exclusive rights to market and sell all of the outdoor-grown medicinal cannabis produced under the Cameroon Joint Venture with those gross revenue generated under the Cameroon Joint Venture to be shared fifty percent (50%) to Instadose Canada and fifty percent (50%) to Blackbush.

The Cameroon Joint Venture is presently inactive as Instadose Canada works with its other existing Participants. Instadose Canada cannot provide any assurances that it will proceed with the Cameroon Joint Venture in the future if and when the Cameroon Legislation is passed.

(iii) Portugal

Medicinal Cannabis Legislation

In August 2018, legislation was signed into law to allow for the use of medicinal cannabis in Portugal26. As a current member of the European Union, Portugal is setting itself up to become a medicinal cannabis production hub capable of serving the growing European marketplace.

The Portugal JV Agreement

On July 9, 2020, Instadose Canada entered into a letter agreement with its joint venture partner in Portugal (the “Portugal JV Partner”) setting forth an agreed upon plan of joint venture that would enable Instadose Canada to execute upon its operating strategy in Portugal. On October 19, 2020, the parties entered into a joint venture agreement (the “Portugal JV Agreement”) that would see the parties establish IDP Portugal to serve the Global Distribution Platform as a Production Participant (the “Portugal Joint Venture”). The term of the Portugal Joint Venture was agreed at twenty‑five (25) years, with a mutual option to extend the Portugal Joint Venture for one additional twenty‑five (25) year term. The Portugal JV Agreement set forth the intended scope of the Portugal Joint Venture which contemplated Instadose Canada working with its Portugal JV Partner for the purpose of, among other things:

(a)	obtaining all of the licenses required by IDP Portugal to operate the Portugal Joint Venture;

(b)	securing requisite land in Portugal to construct a Medicinal Cannabis API production, bottling, and storage facility (the “IDP Portugal Facility”);

(c)	constructing, managing, and operating the IDP Portugal Facility;

______________________

(26) Lamers, Matt (21 June 2018). “Portugal passes medical cannabis law, opens domestic market”. Marijuana Business Daily. Retrieved 24 August 2018

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(d)	importing Cultivated Products to be utilized for the production of Manufactured Products at the IDP Portugal Facility; and

(e)	marketing, exporting, and selling Medicinal Cannabis APIs produced under the Portugal Joint Venture to pharmaceutical industry companies located predominantly throughout the European Union.

The Portugal JV Agreement provided Instadose Canada with the exclusive right to supply the Portugal Joint Venture with Cultivated Products as well as market and sell all of the Manufactured Products produced at the IDP Portugal Facility with those net profits generated under the Portugal Joint Venture to be shared ninety-five percent (95%) to Instadose Canada and five percent (5%) to the Portugal JV Partner.

IDP Portugal was officially incorporated on July 1, 2020 as Abstractingredient, LDA. The company’s name was officially amended to IDP Portugal on October 21, 2020. A ninety-five percent (95%) ownership interest in IDP Portugal is presently held by the Portugal JV Partner as trustee for Instadose Canada pursuant to the terms of an executed trust declaration dated March 4, 2021. The remaining five percent (5%) ownership interest in IDP Portugal is held by the Portugal JV Partner.

The Portugal Joint Venture is presently inactive as Instadose Canada works with its other existing Participants. Instadose Canada cannot provide any assurances that it will proceed with the Portugal Joint Venture in the future.

(iv) Canada

The Option to Repurchase Maribec Health Products Inc.

Maribec Health Products Inc. (“Maribec”) is a Quebec corporation, which was registered with Registraire des Entreprises Québec on June 20, 2017. On December 20, 2017, Maribec, then a wholly owned subsidiary of EHG submitted its application to Health Canada to become a licensed cannabis produce under the Access to Cannabis for Medical Purposes Regulations which would allow Maribec to establish operations at its production facility located at 433‑435 Boul. Industriel in the town of Asbestos (now Val‑des‑Sources), Quebec. Maribec’s license application would eventually be converted into an application for a standard cultivation license (under the new cannabis regulations which came into effect in Canada on October 17, 2018). As at the date of the Share Exchange, Maribec was still awaiting receipt of its cultivation license from Health Canada. On February 7, 2019, and prior to the completion of the Share Exchange, EHG sold and transferred all of EHG’s right, title, and interest in and to the issued and outstanding shares of Maribec (the “Maribec Shares”) to one of Maribec’s former directors (the “Maribec Director”) for one dollar ($1.00) pursuant to the terms of a share purchase agreement dated February 7, 2019 (the “Maribec Sale”). Completion of the Maribec Sale was driven by EHG’s desire to avoid potential delays in receiving its cultivation license that may have been caused by the pending its pending completion of the Share Exchange. But for the Maribec Sale, completion of the Share Exchange would have required Health Canada to expand the scope of its due diligence screening to include the entirety of Instadose Canada’s incoming management team thereby almost certainly extending the timeline for Health Canada’s issuance of the cultivation license (the “Cultivation License”). Simultaneously with the completion of the Maribec Sale, the Maribec Director executed an option agreement also dated February 7, 2019 (the “Option Agreement”). Pursuant to the terms of the Option Agreement, the Maribec Director granted to EHG an irrevocable option exercisable by EHG to re‑purchase the Maribec Shares upon (i) EHG, its directors and officers obtaining the requisite consents, approvals, and security clearances from Health Canada and (ii) payment to the Maribec Director of the original Maribec purchase price (collectively, the “Option”).

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On September 4, 2020, Health Canada issued the Cultivation License to Maribec. The Cultivation License is valid for three (3) years expiring on September 4, 2023. On October 2, 2020, Maribec submitted an application with Health Canada’s Cannabis Licensing and Security Division for a Standard Processing License under the Cannabis Regulations. The standard processing license was granted on February 25, 2021 and expires on September 4, 2023.

On March 11, 2021, Instadose Canada (formerly EHG prior to completion of the Share Exchange) delivered the option notice to the Maribec Director regarding its election to exercise the Option (the “Option Notice”).

Instadose Canada is exploring all of its options available to it in connection with its possible completion of the Option. This said, it cannot provide any assurances that it will complete the Option in the future.

(v) St. Vincent

The Green Lava Supply Agreement

Green Lava (SVG) Inc. was incorporated and registered with the Registrar of Companies of St. Vincent and the Grenadines on May 2, 2019 (“Green Lava”). Green Lava is an active licensed cultivator of Cultivated Products in St. Vincent. On August 11, 2022, Instadose Canada facilitated the entering into of a supply agreement between IDP Macedonia and Green Lava for the supply of 18,000 kilograms of Cultivated Products for export to North Macedonia (the “Green Lava Supply Agreement”). Individualized orders for Cultivated Products under the Green Lava Supply Agreement will be made by purchase order which will contain the applicable payment terms in U.S. dollars agreed to in the Green Lava Supply Agreement.

Instadose Canada is presently working with Green Lava to determine its capacities to delivery Cultivated Products under the Green Lava Supply Agreement. Instadose Canada cannot provide any assurances that Green Lava will be able to deliver under the Green Lava Supply Agreement in the future.

VI. Updated Risk Factors

The following is an updated summary of certain risk factors relating to the activities of Instadose Canada and, where applicable, the Company and the ownership of the Company’s securities. The risks and uncertainties described below are those the Company currently believe to be material, but they are not the only ones Instadose Canada and/or the Company faces.

Risks Generally Related to the Company

1. Market Risks for Securities

Volatility in the price of the Company’s securities could cause our shareholders to lose all or part of their investment because they may not be able to our shares at or above the price they paid. Factors that could cause fluctuations in the market price of our securities include the following:

•	price and volume fluctuations in the overall stock market from time to time;
•	volatility in the market prices and trading volumes of stocks of companies that are involved in the same industry as the Company;
•	changes in operating performance and stock market valuations of other companies that are involved in the same industry as the Company;
•	sales of our securities by our shareholders;

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•	announcements by our competitors regarding new products or services;
•	the public’s reaction to our news releases, other public announcements, and filings with securities commissions;
•	rumors and market speculation involving the Company or other companies in our industry;
•	actual or anticipated changes in our operating results or fluctuations in our operating results;
•	actual or anticipated developments in our business, or that of its competitors or the competitive landscape generally;
•	litigation involving Instadose Canada or the Company, its industry or both, or investigations by regulatory into our operations or those of its competitors;
•	developments or disputes concerning our intellectual property or other proprietary rights;
•	announced or completed acquisitions of businesses or technologies by Instadose Canada, the Company or its competitors;
•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
•	changes in accounting standards, policies, guidelines, interpretations, or principles;
•	any significant changes in our management; and
•	general economic conditions and slow or negative growth of the Company’s markets.

2. The Company is a holding company with its sole asset being its wholly owned Canadian subsidiary, Instadose Canada

The Company is a holding company maintaining oversight capacities over its wholly owned Canadian subsidiary, Instadose Canada. While the Company oversees Instadose Canada’s management decisions, the Company does not actively participate in running Instadose Canada’s day-to-day operations. As a holding company, the Company’s primary function is to receive those revenues generated by Instadose Canada, pay both Instadose Canada’s and the Company’s operating and/or capital expenditure costs, and distribute the remain balance of funds to Company shareholders in the form of a special dividend or royalty payment, less any approved reserves for future expansion of the Global Distribution Platform. If Instadose Canada, as our only asset, fails to generate revenues, then there will be no revenues available to be received by the Company.

3. Instadose Canada is a development stage company, and we cannot assure profitability

Instadose Canada’s lack of operating history makes it difficult for investors to evaluate prospects for success. Prospective investors should consider the risks and difficulties Instadose Canada might encounter, since there is no assurance that it will be successful. Any likelihood of success must be considered considering Instadose Canada’s relative early stage of operations. As Instadose Canada is just beginning to generate revenue, it is extremely difficult to make accurate predictions and forecasts of its finances. There is no guarantee that Instadose Canada’s products will be attractive to potential consumers.

4. Our actual financial position and results of operations may differ materially from the expectations of management

Our actual financial position and results of operations will be a function of Instadose Canada’s success and may differ materially from management’s expectations. As a result, the Company’s revenue, net income, and cash flow may differ materially from the Company’s projected revenue, net income, and cash flow. The process for estimating the Company’s revenue, net income and cash flow requires the use of judgment in determining the appropriate assumptions and estimates with respect to Instadose Canada’s business. These estimates and assumptions may be revised as additional information becomes available and as additional analyses are performed. In addition, the assumptions used in planning may not prove to be accurate, and other factors may affect the Company’s financial condition or results of Instadose Canada’s operations.

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5. There is no assurance that the Company will turn a profit or pay dividends

The Company has a limited history of earnings, limited cash reserves, a limited operating history, has not paid dividends, and may not pay dividends in the immediate or near future. The Company has a history of operating losses and may not achieve or sustain profitability. The Company cannot guarantee shareholders that it will become profitable, and even if the Company achieves profitability, given the competitive and evolving nature of the industry in which Instadose Canada operates, the Company may not be able to sustain or increase profitability and its failure to do so could adversely affect Instadose Canada’s business, including its ability to raise additional funds.

There can be no assurance that the Company will be profitable or pay dividends. The payment and amount of any future dividends will depend on, among other things, Instadose Canada’s results of operations, cash flow, financial condition, and operating and capital requirements. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividends.

6. There are factors which may prevent the Company from the realization of growth targets

Instadose Canada and the Company are currently expanding from its early development stage. Instadose Canada’s growth strategy contemplates continuing development of its Global Distribution Platform. There is a risk that the development of this platform will not be achieved on time, on budget, or at all, as they can be adversely affected by a variety of factors, including some that are discussed elsewhere in these “Risk Factors” and the following:

•	non‑performance by joint venture partners;
•	increases in materials or labor costs;
•	falling below expected levels of Medicinal Cannabis API output or efficiency;
•	labor disputes, disruptions or declines in productivity;
•	termination or non‑renewal of joint venture and/or government agreements; and
•	negative changes in government legislation with respect to Medicinal Cannabis APIs containing THC.

7. Risk of Additional Financing

Instadose Canada and the Company are in the development stage and have not generated a significant amount of revenue. Instadose Canada will likely operate at a loss until business becomes established and it may require additional financing to fund future operations and expansion plans, including developing new products, enhancing existing products, enhancing its operating infrastructure, and acquiring complementary businesses and technologies. The Company’s and Instadose Canada’s ability to secure any required financing to sustain Instadose Canada’s operations will depend in part upon prevailing capital market conditions, as well as business success. There can be no assurance that Instadose Canada and/or Company will be successful in its efforts to secure any additional financing or additional financing on terms satisfactory to management. If additional financing is raised by issuing the Company shares in its authorized capital, control may change, and shareholders may suffer additional dilution.

8. Going‑Concern Risk

The Company’s financial statements have been prepared on a going concern basis under which an entity is able to realize its assets and satisfy its liabilities in the ordinary course of business. The Company’s future operations are dependent upon the identification and successful completion of equity or debt financing and the achievement of Instadose Canada’s profitable operations at an indeterminate time in the future. There can be no assurances that the Company will be successful in completing equity or debt financing or in Instadose Canada achieving profitability. The financial statements do not give effect to any adjustments relating to the carrying values and classification of assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

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9. Competition

Instadose Canada faces competition in the markets in which it operates and intends to operate soon. Some of Instadose Canada’s competitors may be better positioned to develop superior product features and technological innovations, and able to better adapt to changing market conditions. Instadose Canada’s ability to compete depends on, among other things, consistent high product quality, short lead time, timely delivery, competitive pricing, range of product offerings and superior customer service and support. Increased competition in the markets in which Instadose Canada operates may force Instadose Canada to reduce its product prices or may result in increased costs and may have a material adverse effect on its business and operating results. Any decrease in the quality of Instadose Canada’s products or level of service to customers, or any forced decrease in product pricing may adversely affect its business and operating results.

In addition, the industry in which Instadose Canada operates is highly competitive. Instadose Canada may not have sufficient resources to maintain any competitive advantages, including research and development, marketing, sales, and customer services on a competitive basis which could materially and adversely affect Instadose Canada’s business, financial condition, and results of operations.

10. Agricultural Operations Risk

Instadose Canada’s business is dependent on the growth and production of Medicinal Cannabis APIs, an agricultural product. As such, the risks inherent in engaging in agricultural businesses apply to Instadose Canada. Potential risks include the risk that crops may become diseased or victim to insects or other pests and contamination, or subject to extreme weather conditions such as excess rainfall, freezing temperature, or drought, all of which could result in low crop yields, decreased availability of cannabis, and higher acquisition prices. Although Instadose Canada has taken on a strategy to source its Medicinal Cannabis APIs from various geographical locations, there can be no guarantee that an agricultural event will not adversely affect Instadose Canada’s business and operating results. Furthermore, the impact of global warming and other environmental effects on weather systems around the globe may impact the agricultural businesses upon which Instadose Canada relies.

11. Success of Quality Control Systems

The quality and safety of Instadose Canada’s Medicinal Cannabis APIs are critical to the success of its business and operations. As such, it is imperative that Instadose Canada’s and both its Cultivation Participant’s and Production Participants’ quality control systems operate effectively and successfully. Quality control systems can be negatively impacted by the design of the quality control systems, the quality training program, and adherence by employees to quality control guidelines. Although Instadose Canada strives to ensure that all its Participants and other service providers have implemented and adhere to high‑caliber quality control systems, any significant failure or deterioration of such quality control systems could have a material adverse effect on Instadose Canada’s business and operating results.

12. Reliance on Third Party Suppliers and Manufacturers

Instadose Canada intends to maintain a full supply chain to produce wholesale bulk cannabis. Instadose Canada’s Cultivation Participants and Production Participants may elect, at any time, to cease to engage in production agreements for Medicinal Cannabis APIs. Loss of manufacturers and suppliers would have a material adverse effect on Instadose Canada’s business and operational results.

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13. Product Liability

Instadose Canada’s products may be produced for sale both directly and indirectly to end consumers, and therefore Instadose Canada faces an inherent risk of exposure to product liability claims, regulatory action, and litigation of Instadose Canada’s products alleging to have caused significant loss or injury. In addition, the manufacture and sale of Medicinal Cannabis APIs involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of Instadose Canada’s products alone or in combination with other medications or substances could occur. Instadose Canada may be subject to various product liability claims, including, among others, that its products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against Instadose Canada could result in increased costs, could adversely affect Instadose Canada’s and the Company’s reputation, and could have a material adverse effect on Instadose Canada’s business and operational results.

14. Product Recalls

Product manufacturers and distributors are sometimes required to recall or initiate returns of their products for various reasons, including product defects such as contaminations, unintended harmful side effects or interactions with other products, packaging safety and inadequate or inaccurate labeling disclosure. If any of Instadose Canada’s products are recalled, Instadose Canada could incur unexpected expense relating to the recall and any legal proceedings that might arise in connection with the recall. Instadose Canada may lose significant revenue due to loss of sales and may not be able to compensate for or replace that revenue. A recall of Instadose Canada’s products could lead to adverse publicity, decreased demand for Instadose Canada’s products and could have a material adverse effect on Instadose Canada’s results of operations and financial condition.

15. Maintaining and Promoting Instadose Canada’s Brand

The Company believes that maintaining and promoting Instadose Canada’s brand is critical to expanding Instadose Canada’s customer base. Maintaining and promoting Instadose Canada’s brand will depend largely on its ability to continue to provide quality, reliable, sustainable, and innovative products, which Instadose Canada may not do successfully. Maintaining and enhancing Instadose Canada’s brand may require it to make substantial investments, and these investments may not achieve the desired goals. If Instadose Canada fails to successfully promote and maintain its brand or if it incurs excessive expenses in this effort, Instadose Canada’s business and financial results from operations could be materially adversely affected.

16. Key Personnel Risk

Instadose Canada’s success and future growth will depend, to a significant degree, on the continued efforts of Instadose Canada’s directors and officers to develop the business and manage operations and on their ability to attract and retain key technical, scientific, sales and marketing staff or consultants. The loss of any key person or the inability to attract and retain new key persons could have a material adverse effect on Instadose Canada’s business. Competition for qualified technical, scientific, sales and marketing staff, as well as officers and directors can be intense, and no assurance can be provided that Instadose Canada will be able to attract or retain key personnel in the future. Instadose Canada’s inability to retain and attract the necessary personnel could materially adversely affect Instadose Canada’s business and financial results from operations.

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17. Fluctuations in Foreign Currency Exchange Rates

Instadose Canada and the Company are subject to foreign currency risk. The strengthening or weakening of the Canadian and U.S. dollar versus other currencies of other countries in which it operates such as the Euro, will impact the translation of both Instadose Canada’s and the Company’s net revenues generated in these foreign currencies into Canadian and US dollars. Instadose Canada pays for Medicinal Cannabis APIs in foreign countries, and so may become forced to pay higher rates for said Medicinal Cannabis APIs because of the weakening of the Canadian or U.S. dollar.

18. Risks Related to Instadose Canada’s Prices

As the market for Instadose Canada’s products matures, or as new or existing competitors introduce new products or services, Instadose Canada may experience pricing pressure and be unable to renew its agreements with existing customers or attract new customers at prices that are consistent with Instadose Canada’s pricing model and operating budget. If this were to occur, it is possible that Instadose Canada would have to change its pricing model or reduce its prices, which could harm Instadose Canada’s revenue, gross margin, and operating results.

19. Requirement to Generate Cash Flow for Financial Obligations

Instadose Canada and the Company currently have negative operating cash flows. Instadose Canada’s ability to generate sufficient cash flow from operations to make scheduled payments to its contractors, service providers and suppliers will depend on future financial performance, which will be affected by a range of economic, competitive, regulatory, legislative, and business factors, many of which are outside of Instadose Canada’s control. If Instadose Canada does not generate sufficient cash flow from operations to satisfy its contractual obligations, Instadose Canada may have to undertake alternative financing plans. Instadose Canada’s inability to generate sufficient cash flow from operations or undertake alternative financing plans would have an adverse effect on Instadose Canada’s business, financial condition and results or operations, as well as its ability to satisfy Instadose Canada’s contractual obligations. Any failure to meet Instadose Canada’s financial obligations could result in termination of key contracts, which could harm its ability to provide its products.

20. Uninsured or Uninsurable Risk

Instadose Canada may become subject to liability for risks which are uninsurable or against which Instadose Canada may opt out of insuring due to the high cost of insurance premiums or other factors. The payment of any such liabilities would reduce the funds available for usual business activities. Payment of liabilities for which insurance is not carried may have a material adverse effect on Instadose Canada’s financial position and operations.

21. Conflicts of Interest Risk

Certain of Instadose Canada’s and the Company’s directors and officers are, and may continue to be, involved in other business ventures in cannabis or hemp products and the nutraceutical industry through their direct and indirect participation in corporations, partnerships, joint ventures, etc. that may become potential competitors to Instadose Canada. Situations may arise in connection with potential acquisitions or opportunities where the other interests of these directors’ and officers’ conflict with or diverge from Instadose Canada’s or the Company’s interests. In accordance with the BCBCA, directors who have a material interest in any person who is a party to a material contract, or a proposed material contract are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve the contract. In addition, the directors and officers are required to act honestly and in good faith with a view to Instadose Canada's best interests. However, in conflict‑of‑interest situations, directors and officers may owe the same duty to another company and will need to balance their competing interests with their duties to Instadose Canada or the Company. Circumstances (including with respect to future corporate opportunities) may arise that may be resolved in a manner that is unfavorable to Instadose Canada and/or the Company.

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22. Infectious Diseases and Global Virus Outbreaks

Emerging infectious diseases or the threat of outbreaks of viruses or other contagions or epidemic diseases, including the Covid‑19 outbreak, could have a material adverse effect on Instadose Canada and the Company by causing operational delays and disruptions (including as a result of government regulation and prevention measures), labor shortages and shutdowns, social unrest, breach of material contracts, government or regulatory actions or inactions, changes in tax laws, payment deferrals, increased insurance premiums, governmental disruptions, capital markets volatility, or other unknown but potentially significant responses or consequences. In addition, governments may impose strict emergency measures in response to the threat or existence of an infectious disease. The full extent and impact of the Covid‑19 pandemic is unknown and, to‑date, has included volatility in financial markets, a slowdown in economic activity and has also raised the prospect of a global recession.

The international response to Covid‑19 has led to significant restrictions on travel, temporary business closures, quarantines, global stock market volatility and a general reduction in consumer activity. At this time, neither Instadose Canada or the Company can accurately predict what effects these conditions will have on its financial position and results of operations, including due to uncertainties relating to the ultimate continued geographic spread of the virus or its variants, the severity of the disease, the duration of the outbreak, and the length of the travel restrictions and business closures that have been or may be imposed by the governments of impacted regions. In addition, a significant outbreak of contagious diseases in the human population, such as Covid‑19, could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could result in a material adverse effect on demand for financial compliance services, investor confidence, and general financial market liquidity, all of which may adversely affect Instadose Canada’s business and the fair market value of the Company’s securities. Accordingly, any outbreak or threat of an outbreak of an epidemic disease or similar public health emergency, including Covid‑19, could have a material adverse effect on Instadose Canada’s business, financial condition, and results of operations. As at the date hereof, the duration of any business disruptions and related financial impact of the Covid‑19 outbreak cannot be reasonably estimated. It is unknown whether and how Instadose Canada and the Company may be affected if a pandemic, such as the Covid‑19 outbreak, persists for an extended period.

23. Instadose Canada and the Company May Become Subject to Litigation

In addition to the current class action lawsuit, the Company may be named as a defendant in other material lawsuits or regulatory actions. Instadose Canada and the Company may also incur uninsured losses for liabilities which arise in the ordinary course of business, or which are unforeseen, including, but not limited to, employment liability and business loss claims. Any such losses could have a material adverse effect on Instadose Canada’s business, results of operations, sales, cash flow or financial condition.

Regulatory Risks

1. Regulatory Approvals and Permits

The activities of Instadose Canada and its Cultivation Participants and Production Participants are subject to regulation by governmental authorities of jurisdictions in which it or its partners operate. Achievement of Instadose Canada’s business objectives is contingent, in part, upon compliance with regulatory requirements enacted by these governmental authorities and obtaining all regulatory approvals, where necessary, for the import, export and sale of Medicinal Cannabis APIs. Instadose Canada may be required to obtain and maintain certain permits, licenses, and approvals in the jurisdictions where its Medicinal Cannabis APIs are licensed for sale. There can be no assurance that Instadose Canada will be able to obtain or maintain any necessary licenses, permits or approvals, and any material delay or inability to receive these items is likely to delay and/or inhibit Instadose Canada’s ability to conduct its business, and would have an adverse effect on its business, financial condition, and results of operations.

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2. Potential Changes in Federal and State Laws and Regulations

If state and/or federal legislation changes or regulatory agencies amend their practices or interpretive policies, or expended its resources enforcing existing state and/or federal laws, such action(s) could have a materially adverse effect on; (a) Instadose Canada’s ability to obtain lawfully sourced raw materials; (b) the manufacturing, marketing, distribution, and sale of the Company’s Medicinal Cannabis APIs in one or multiple jurisdictions, up to and including a complete interruption of its business; and (c) the Company’s ability to obtain net profits from the operation of Instadose Canada’s business for the purpose of paying royalties or special dividends to shareholders. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to purchase Instadose Canada’s Medicinal Cannabis APIs, which would be detrimental. Neither Instadose Canada nor the Company can predict the nature of any future federal, state and/or laws, regulations, interpretations, or applications, nor can either party determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on Instadose Canada’s business.

Economic Risks

1. Global Economy Risk

The current Covid‑19 pandemic and, prior to that, the economic slowdown and downturn of global capital markets has generally made the raising of capital by equity or debt financing more difficult. If Instadose Canada’s business operations are not successful, Instadose Canada and the Company will be dependent upon the capital markets to raise additional financing in the future. Access to financing has been negatively impacted by the ongoing global economic downturn. As such, the Company is subject to liquidity risks in meeting Instadose Canada’s development and future operating cost requirements in instances where cash positions are unable to be maintained or appropriate financing is unavailable. These factors may impact the Company’s and Instadose Canada’s ability to raise equity or obtain loans and other credit facilities in the future and on terms favorable to it and management. If uncertain market conditions persist, the ability to raise capital could be jeopardized and thus have an adverse impact on operations and on the trading price of the Company’s shares on OTC Pink.

2. Trends, Risks and Uncertainties

The Company has sought to identify what it believes to be Instadose Canada’s most significant risks to its business, but it cannot predict whether, or to what extent, any of such risks may be realized nor can it guarantee that it has identified all possible risks that might arise. Investors should carefully consider all such risk factors before making an investment decision with respect to the Company’s securities.

Regulatory Risks and Uncertainties

1. Trading Suspension and Caveat Emptor

The recent SEC trading suspension and the designation of Caveat Emptor on the OTC Markets has negatively affected the ability of the Company’s shareholders to trade their securities. Although the Company is currently taking steps to rectify the regulatory restrictions, there is no guarantee that they will be successful in a timely manner.

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2. Ontario Securities Commission’s charges against former officer and director of the Company and Instadose Canada will continue to have a negative effect on the ability of the Company to create an active market.

On July 9, 2021, the Ontario Securities Commission announced that Grant F. Sanders had been charged quasi-criminally with one count of fraud. Mr. Sanders was charged in relation to his role as Chairman and Chief Executive Officer of Instadose Canada. The OSC alleged that investor funds were diverted to the benefit of Mr. Sanders, his family, and associates. The OSC further alleged that Instadose Canada materially misrepresented the nature of the company’s business. Mr. Sanders retained legal counsel in Canada for the purpose of defending himself against the OSC. Mr. Sanders’ first scheduled court appearance on this matter occurred on August 16, 2021. As of September 27, 2022, the matter remains before the court. An unfavorable outcome relating to the OSC charges may negatively affect Instadose Canada and the Company in the future.

Item 9.01 – Financial Statements & Exhibits

I.  Exhibits

The following exhibits are included herewith:

Exhibit No.	Description
10.1	The Malawi JV Agreement
10.2	The NexGen Supply Agreement
10.3	Colombia JV Agreement No. 1
10.4	CDM Supply Agreement
10.5	Colombia JV Agreement No. 2
10.6	I & I Supply Agreement
10.7	The Argentina MOU
10.8	The Cannanatura Agreement
10.9	The IDP Macedonia JV Agreement
10.10	The Mexico Letter Agreement
10.11	The Cameroon JV Agreement
10.12	The Portugal JV Agreement
10.13	The Option Agreement
10.14	The Green Lava Supply Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instadose Pharma Corp.

/s/ Alex Wylie
By:	Alex Wylie, Interim Chief Executive Officer

September 27, 2022

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